UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2013

SEACOR Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12289	13-3542736
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Eller Drive, Fort Lauderdale, Florida	33316
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 523-2200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction  A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition

On April 11, 2013, SEACOR Holdings Inc. (“SEACOR”) issued a press release providing historical financial information for the fiscal years ended December 31, 2012, 2011, 2010, 2009 and 2008, adjusted to present Era Group Inc. (“Era Group”), through which SEACOR previously operated its aviation services segment, as a discontinued operation. On January 31, 2013, SEACOR completed the spin-off of Era Group by means of a pro rata dividend of all of Era Group's capital stock to SEACOR's stockholders.

A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K , including any exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On April 11, 2013, John Hadjipateras resigned as a member of the Board of Directors (the “Board”) of SEACOR Holdings Inc. (the “Company”). Mr. Hadjipateras was a member of the Nominating and Corporate Governance Committee of the Board. The Company expresses its gratitude and appreciation to Mr. Hadjipateras for his service on the Board for over 12 years.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release, issued April 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR Holdings Inc.

By: /s/ Richard J. Ryan
Name:     Richard J. Ryan

Title:	Senior Vice President and Chief Financial Officer

Date:  April 11, 2013

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, issued April 11, 2013.